Exhibit 5.1

July 24, 2023

Janover Inc.

6401 Congress Avenue, Suite 250

Boca Raton, FL 33487

Attn: Board of Directors

RE:	Janover Inc.
Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended

Ladies and Gentlemen:

We have acted as counsel to Janover Inc., a Delaware corporation (the “Company”), in connection with the Rule 462(b) Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 24, 2023 (as amended, the “462(b) Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”) in connection with the offering of (i) 186,875 additional shares (the “Public Shares”) of the Company’s Common Stock, $0.00001 par value per share (the “Common Stock”); (ii) a warrant to be issued to Spartan Capital Securities, LLC (“Spartan”), and R.F. Lafferty & Co., Inc. (“Lafferty”, and together with Spartan, hereinafter referred to as the “Representatives”), of the underwriters to purchase up to 9,344 shares of Common Stock (the “Representative Warrant Shares”), an amount equivalent to five percent (5%) of the shares of Common Stock which may be issued and sold in the public offering, and which is exercisable for a price per share equal to 110% of the public offering price (the “Representative Warrant”); and (iii) the Representative Warrant Shares (together with the Public Shares and the Representative Warrant, the “Securities”). The Rule 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-267907) (the “Registration Statement”), initially filed by the Company with the Commission on October 14, 2022 and declared effective by the Commission on July 24, 2023.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) or the Rule 462(b) Registration Statement with respect thereto, other than as expressly stated herein with respect to the issue of the Securities.

You have requested our opinion as to the matters set forth below in connection with the 462(b) Registration Statement. For purposes of rendering that opinion, we have examined the following:

1.	the 462(b) Registration Statement and the Registration Statement;
2.	the Company’s Certificate of Incorporation (as amended), as in effect as of the date hereof;
3.	the Bylaws, as amended and restated of as of the date hereof;
4.	the corporate action of the Company that provides for the issuance of the Public Shares, the Representative Warrant and the Representative Warrant Shares (the “Authorizing Resolutions”);
5.	the Underwriting Agreement between the Company and the Representatives of the underwriters named therein, as amended (the “Underwriting Agreement”); and
6.	the Representative Warrant.

We have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a fact certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind, including without limitation, that we have assumed: (i) that each document submitted to or reviewed by us is accurate and complete; (ii) that each such document that is an original is authentic and each such document that is a copy conforms to an authentic original; (iii) that all signatures on each such document are genuine; (iv) that any entity that is a party to any of the documents reviewed by us has been duly organized, incorporated or formed, and is validly existing and, if applicable, in good standing under the laws of its respective jurisdiction of organization, incorporation or formation; (v) that each party to each document reviewed by us has the full power, authority, and legal right to execute, deliver and perform each such document; (vi) the due authorization, execution and delivery by each party thereto of each document reviewed by us; (vii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of applicable law and the relevant provisions of such document (and/or any other applicable document) prior to its amendment or restatement from time to time; (viii) that each of the documents submitted to or reviewed by us constitutes the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms; and (ix) that there are no documents or agreements by or among any of the parties to the transaction described in the Registration Statement, other than those referenced in this opinion letter, that could affect any of the opinions expressed herein and no undisclosed modifications, waivers or amendments (whether written or oral) to any of the documents reviewed by us in connection with this opinion letter. In addition, we have assumed that (a) the Company will have sufficient authorized and unissued shares of Common Stock to provide for the issuance of the Representative Warrant Shares at the time of issuance, (b) the issuance of the Representative Warrant Shares and the Public Shares will be duly noted in the Company’s stock ledger upon issuance, (c) the Company will receive consideration for the Representative Warrant Shares and the Public Shares in the amount required by the Authorizing Resolutions, the Representative Warrant, the Underwriting Agreement and the Registration Statement, as applicable, in an amount at least equal per Public Share or Representative Warrant Share, as the case may be, to the par value of such share and (d) the Representative Warrant Shares and the Public Shares will be issued in accordance with the Authorizing Resolutions, the Underwriting Agreement and the Registration Statement, as applicable.

We have not verified any of those assumptions.

Our opinions set forth below are based on the facts in existence as of the date of this opinion letter and limited to (i) the Delaware General Corporation Law, and (ii) solely in connection with the opinion given in numbered paragraph 2, the law of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.

Based upon and subject to the foregoing, it is our opinion that:

1. The Public Shares are duly authorized for issuance by the Company, and when the 462(b) Registration Statement becomes effective under the Securities Act and the Public Shares are issued and paid for in accordance with the Underwriting Agreement and as contemplated in the Registration Statement, the Public Shares will be validly issued, fully paid, and nonassessable shares of common stock of the Company.

2. When the 462(b) Registration Statement becomes effective under the Securities Act and when the Representative Warrant is issued, delivered and paid for in accordance with the terms of the Representative Warrant and, as contemplated by the Registration Statement, then such Representative Warrant will be a legally binding obligation of the Company enforceable in accordance with their terms.

3. The Representative Warrant Shares underlying the Representative Warrant are duly authorized for issuance by the Company, and when the 462(b) Registration Statement becomes effective under the Securities Act and the Representative Warrant is issued and paid for in accordance with the Representative Warrant and as contemplated in the Registration Statement, the Representative Warrant Shares underlying such Representative Warrant will be validly issued, fully paid, and nonassessable shares of common stock of the Company.

Our opinions are subject to and limited by (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or secured parties generally, (ii) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or another equitable remedy, (iii) concepts of materiality, reasonableness, good faith and fair dealing, and (iv) the public policy against indemnifications for an indemnified party’s gross negligence or for violations of securities law.

Our opinion is based on facts and laws as in effect on the date hereof and as of the effective date of the 462(b) Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the 462(b) Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We express no opinion other than as to the federal laws of the United States of America, the laws of New York State, and the Delaware General Corporation Act and hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are experts with respect to any part of the 462(b) Registration Statement or prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Carmel, Milazzo & Feil LLP
Carmel, Milazzo & Feil LLP